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                 [LETTERHEAD OF PIERCY, BOWLER, TAYLOR & KERN]

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Sodak Gaming, Inc.'s Current Report on Form 8-K dated July 15, 1996, into the Registrant's previously filed Form S-8 Registration Statements File Nos. 0-21754 our report dated March 15, 1996, on the financial statements of Gamblers Supply Management Company as of December 31, 1995 and January 1, 1995 and for the years then ended.


                                        /s/ Piercy, Bowler, Taylor & Kern

Las Vegas, Nevada
September 12, 1996